Confidential	Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of March 8, 2019 (the “Effective Date”), by and among Allogene Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 210 East Grand Avenue, South San Francisco, California, 94080 (“Allogene”) and Cellectis SA, a corporation organized and existing under the laws of France and having a place of business at 8 rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Allogene and Cellectis may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Cellectis and Pfizer, Inc. (“Pfizer”) entered into a Research Collaboration and License Agreement dated as of June 17, 2014, as amended on December 1, 2016 (the “Research Collaboration and License Agreement”) pursuant to which Cellectis and Pfizer performed certain research services (“Research Plan Services”) according to a defined program (the “Research Program”) and a defined plan (the “Research Plan”) in connection with a research collaboration during the period from June 18, 2014 to June 17, 2018 (the “Research Term”), and each of Cellectis and Pfizer granted to each other certain licenses and other rights to develop and commercialize specified CAR-T products.

WHEREAS, in connection with the sale by Pfizer to Allogene, of certain assets to which the Research Collaboration and License Agreement relates, Pfizer has assigned the Research Collaboration and License Agreement to Allogene effective as of April 6, 2018 (the “Assignment”).

WHEREAS, as the Research Plan Services have been completed and the Research Term has expired (both under the Research Collaboration and License Agreement), Allogene and Cellectis have terminated the Research Collaboration and License Agreement.

WHEREAS, notwithstanding such termination, Allogene and Cellectis desire to execute this Agreement, to reflect the ongoing relationship between Cellectis and Allogene, pursuant to which each of Allogene and Cellectis will grant licenses and other rights to the other Party, including certain intellectual property rights that arose as a result of the Research Plan Services, in each case as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.  DEFINITIONS.

When used in this Agreement, the following capitalized terms will have the meanings set forth in this Article 1. Any terms defined elsewhere in this Agreement will be given equal weight and importance as though set forth in Article 1.

1.1. “Additional Third Party Licenses” is defined in Section 5.2.2(b).

1.2. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other managing authority, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

1.3. “Agreement” is defined in the introduction to this Agreement.

1.4. “Agreement CAR-T” means any CAR-T utilizing the Cellectis Technology that is identified, created or developed Targeting an Allogene Target.

1.5. “Alliance Manager” is defined in Section 2.3.

1.6. “Allogene CAR-T Developed IP” [***]

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1.7. “Allogene Diligence Obligation” is defined in Section 2.2.3.

1.8. “Allogene Improvements” [***]

1.9. “Allogene Indemnified Party” is defined in Section 10.3.

1.10. “Allogene Know-How” means any Know-How comprised in the Allogene Technology.

1.11. “Allogene Licensed Product” means any product containing an Agreement CAR-T that is claimed or covered by, or was made using or otherwise incorporates, any Licensed Cellectis Intellectual Property.

1.12. “Allogene Patent Right” means any Patent Right comprised in the Allogene Technology.

1.13. “Allogene Target” means each of the Targets listed on Schedule 1.13 of this Agreement.

1.14. “Allogene Technology” [***]

1.15. “Annual Net Sales” means, with respect to any Allogene Licensed Product in a Calendar Year during the applicable Royalty Term for such Allogene Licensed Product, the aggregate Net Sales by Allogene, its Affiliates and its Sublicensees from the sale of such Allogene Licensed Product in the Territory during such Calendar Year.

1.16. “Applicable Law” means the laws, statutes, rules, regulations, guidelines, or other requirements that may be in effect from time to time and apply to a Party’s activities to be performed under this Agreement, including any such laws, statutes, rules, regulations, guidelines, or other requirements of the FDA or the EMA.

1.17. “Applicable Allogene Technology” means any (a) Know-How Controlled by Allogene or its Affiliates that was invented, discovered or developed during the term of the Research Collaboration and License Agreement or the Term and in connection with Allogene’s (or Pfizer’s or its Affiliates’, prior to the Assignment) or its Affiliates’ activities under the Research Collaboration and License Agreement or this Agreement and (b) Patent Rights Controlled by Allogene or its Affiliates as of the date of termination of the Research Term, to the extent that such Patent Right claims any Know-How described in clause (a) above, to the extent that such Know-How and Patent Rights are necessary for the further development, manufacture and commercialization of Continuation Products.

1.18. “Binding Obligation” means, with respect to a Party (a) any oral or written agreement or arrangement that binds or affects such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty, or financing agreement; (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

1.19. “Biosimilar Biologic Product” is defined in Section 5.2.2(a).

1.20. “Biosimilar Notice” means a copy of any application submitted by a Third Party to the FDA under 42 U.S.C. § 262(k) of the PHS Act (or, in the case of a country of the Territory outside the United States, any similar law) for Regulatory Approval of a biological product, which application identifies an Allogene Licensed Product as the reference product with respect to such product, and other information that describes the process or processes used to manufacture the biological product.

1.21. “BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Licensed Product, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et. seq.

1.22. “Business Day” means a day other than a Saturday, a Sunday or a day that is a national holiday in the United States.

1.23. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

1.24. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.25. “CAR” means a chimeric antigen receptor expressed from an experimentally validated Cellectis viral construct with specific molecular architecture and signaling domain sequences.

1.26. “CAR-T” means a population of T-cells with a unique set of experimentally validated biologic attributes expressing a CAR construct produced using Cellectis Technology.

1.27. “Cellectis CAR-T Developed IP” means Developed IP directed to the manufacture, composition or use of CAR-Ts Targeting a Cellectis Program Target.

1.28. “Cellectis Improvement” [***]

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1.29. “Cellectis Indemnified Party” is defined in Section 10.2.

1.30. “Cellectis Insolvency Event” means the occurrence of any of the following: (a) a case is commenced by or against Cellectis under applicable bankruptcy, insolvency or similar laws, (b) Cellectis files for or is subject to the institution of bankruptcy, reorganization, liquidation, receivership or similar proceedings, (c) Cellectis assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Cellectis’ business, (e) a substantial portion of Cellectis’ business is subject to attachment or similar process, (f) Cellectis suspends or threatens to suspend making payments with respect to all or any class of its debts or (g) anything analogous to any of the events described in the foregoing clauses (a) through (f) occurs under the laws of any applicable jurisdiction.

1.31. “Cellectis Know-How” means any Know-How comprised in the Cellectis Technology that was introduced into the Research Program by Cellectis pursuant to the applicable Research Plan under the Research Collaboration and License Agreement.

1.32. “Cellectis Patent Right” means any Patent Right comprised in the Cellectis Technology. The Cellectis Patent Rights existing as of June 17, 2014 include those set forth on Schedule 1.32 attached hereto.

1.33. “Cellectis Product” means any product incorporating a CAR-T Targeting a Cellectis Program Target which would infringe a Valid Claim of any Licensed Allogene Intellectual Property in the absence of the Licenses from Allogene pursuant to Section 4.2 or that is claimed or covered by, or was made using or otherwise incorporates, any Allogene Intellectual Property or Developed IP.

1.34. “Cellectis Program Target” means the Targets listed in Schedule 1.34.

1.35. “Cellectis Technology” [***]

1.36. “Cellectis Third Party Agreement” means any agreement between Cellectis and any Third Party under which Cellectis obtains rights in or to any Cellectis Licensed Intellectual Property.

1.37. “Change of Control” means, with respect to a Party, (a) a merger, reorganization or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the beneficial owner of fifty (50%) or more of the combined voting power of the outstanding securities of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which this Agreement relates.

1.38. “Combination Product” means an Allogene Licensed Product containing an Agreement CAR-T and one or more other therapeutically active ingredients.

1.39. “Commercialization” or “Commercialize” means activities directed to marketing, promoting, distributing, importing, exporting, using for commercial purposes or selling or having sold an Allogene Licensed Product. Commercialization will not include any activities related to Manufacturing or Development.

1.40. “Commercially Reasonable Efforts” [***]

1.41. “Confidential Information” of a Party means all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, either prior to or after the Effective Date of this Agreement (including any information disclosed pursuant to the Research Collaboration and License Agreement), and whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement will be deemed to be the Confidential Information of each Party. Cellectis Improvements will be deemed to be the Confidential Information of Cellectis. Allogene Improvements will be deemed to be the Confidential Information of Allogene. Developed IP will be deemed to be the Confidential Information of each Party, except that Allogene CAR-T Developed IP is deemed to be the Confidential Information solely of Allogene, and Cellectis CAR-T Developed IP is deemed to be Confidential Information solely of Cellectis. For clarity, any Pfizer Confidential Information under the Research Collaboration and License Agreement shall be considered Allogene Confidential Information under this Agreement. Any Cellectis Confidential Information provided to Pfizer under the Research Collaboration and License Agreement shall be considered Cellectis Confidential Information under this Agreement.

1.42. “Continuation Product” is defined in Section 9.6.3(c).

1.43. “Control” or “Controlled” means, with respect to any (a) item of information, including Know-How, or (b) intellectual property right, the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party.

Confidential

1.44. “Develop” or “Development” means to discover, research or otherwise develop a product, including conducting any pre-clinical, non-clinical or clinical research and any drug development activity, including discovery, research, toxicology, pharmacology and other similar efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), development of diagnostic assays in connection with clinical studies, and all activities directed to obtaining any Regulatory Approval, including any marketing, pricing or reimbursement approval.

1.45. “Developed IP” [***]

1.46. “Development Milestone” is defined in Section 5.1.1.

1.47. “Development Milestone Payment” is defined in Section 5.1.1.

1.48. “Diligence Issue” is defined in Section 2.2.4.

1.49. “Disclosing Party” is defined in Section 7.1.

1.50. “Effective Date” is defined in the introduction to this Agreement.

1.51. “EMA” means the European Medicines Agency, or any successor agency thereto.

1.52. “Escalation Process” is defined in Section 11.11.

1.53. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the rules and regulations promulgated thereunder.

1.54. “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.55. “Field” means human oncologic therapeutic, diagnostic, prophylactic and prognostic purposes.

1.56. “First Commercial Sale” means, with respect to any Allogene Licensed Product and any country of the world, the first sale of such Allogene Licensed Product under this Agreement by Allogene, its Affiliates or its Sublicensees to a Third Party in such country, after such Allogene Licensed Product has been granted Regulatory Approval by the competent Regulatory Authorities in such country.

1.57. “GAAP” means United States generally accepted accounting principles, consistently applied.

1.58. “Generic Competition” is defined in Section 5.2.2(a).

1.59. “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.60. “ICC” is defined in Section 11.12.

1.61. “IND” means an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of an Allogene Licensed Product or Cellectis Product, as applicable, in human subjects, or an equivalent foreign filing.

1.62. “Indemnified Party” is defined in Section 10.4.1.

1.63. “Indemnifying Party” is defined in Section 10.4.1.

1.64. “Joint Developed IP” is defined in Section 6.1.1(c).

1.65. “Joint Patent Right” is defined in Section 6.2.1(d).

1.66. “Know-How” means any proprietary invention, discovery, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable.

1.67. “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.

1.68. “Liability” is defined in Section 10.2.

1.69. “License” is defined in Section 4.1.1.

1.70. “Licensed Cellectis Intellectual Property” means any and all intellectual property (including Patent Rights and Know-How) Controlled by Cellectis, including the Cellectis Technology, the Cellectis Improvements and Cellectis’ interest in the Developed IP, for Allogene to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Allogene Licensed Products.

Confidential

1.71. “Licensed Allogene Intellectual Property” means any and all Allogene Technology, Allogene Improvement, and Allogene’s interest in the Developed IP, for Cellectis to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Cellectis Products.

1.72. “Litigation Conditions” is defined in Section 10.4.2.

1.73. “MAA” means an application with the EMA seeking Regulatory Approval of a Licensed Product in Europe using the EMA’s centralized procedure.

1.74. “Major EU Market Country” means any of [***].

1.75. “Major Market Country” means any Major EU Market Country, [***].

1.76. “Manufacturing” or “Manufacture” means activities directed to making, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping or storage of a product.

1.77. “Marginal Royalty Rates” is defined in Section 5.2.

1.78. [***]

1.79. “Misuse” means any use of Cellectis Confidential Information or Know-How by Allogene in violation of Allogene’s non-use obligations pursuant to this Agreement or outside the scope of the licenses granted hereunder. For the avoidance of doubt, “Misuse” will not include Allogene’s disclosure of Cellectis Confidential Information to any Third Party in violation of Article 7.

1.80. “Misuse Allegation” is defined in Section 11.11.

1.81. “Most Advanced Targets” is defined in Section 2.2.5.

1.82. “Necessary” is defined in Section 5.2.2(b).

1.83. “Net Sales” [***]

1.83.1. [***]

1.83.2. [***]

1.83.3. [***]

1.84. “Non-Disclosing Party” is defined in Section 7.3.2.

1.85. “Notice of Dispute” is defined in Section 11.10.1.

1.86. “Other Cellectis Target” means the Targets listed in Schedule 1.86.

1.87. “Other Field” means anti-tumor adoptive immunotherapy.

1.88. “Other Products” [***]

1.89. “Other Territory” means the United States of America together with any additional territories as amended from time to time by Cellectis at the written direction of Servier pursuant to the Servier Agreement.

1.90. “Party” and “Parties” is defined in the introduction to this Agreement.

1.91. “Patent Rights” means any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of government-issued right substantially similar to any of the foregoing and (f) all United States and foreign counterparts of any of the foregoing. The Patent Rights owned by either Party include any Patent Right assigned to such Party pursuant to the provisions of this Agreement.

1.92. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.93. “Phase I Clinical Trial” means a study of an Allogene Licensed Product in human subjects or patients with the endpoint of determining initial tolerance, safety, metabolism or pharmacokinetic information and clinical pharmacology of such product as and to the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country. A so-called Phase I/II Clinical Trial will be deemed to be a Phase I Clinical Trial unless such study, when completed, allows Allogene to proceed directly to a Phase III Clinical Trial.

Confidential

1.94. “Phase II Clinical Trial” means a study of an Allogene Licensed Product in human patients to determine the safe and effective dose range in a proposed therapeutic indication as and to the extent defined for the United Sates in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country.

1.95. “Phase III Clinical Trial” means a study of an Allogene Licensed Product in human patients with a defined dose or a set of defined doses of an Allogene Licensed Product designed to (a) ascertain efficacy and safety of such Allogene Licensed Product for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Allogene Licensed Product in the dosage range to be prescribed; and (c) support preparing and submitting applications for Regulatory Approval to the competent Regulatory Authorities in a country of the world, as and to the extent defined for the United States in 21 C.F.R.§ 312.21(c), or its successor regulation, or the equivalent regulation in any other country.

1.96. “PHS Act” means the United States Public Health Service Act, as amended, and the rules and regulations promulgated thereunder.

1.97. “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be)

1.98. “Receiving Party” is defined in Section 7.1.

1.99. “Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, MAAs, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the use, Development, Manufacture and Commercialization of a pharmaceutical product in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval will not be achieved for an Allogene Licensed Product in a country until all applicable Price Approvals have also been obtained by Allogene, its Affiliates, sublicensees or distributors, where applicable, for such Allogene Licensed Product in such country.

1.100. “Regulatory Approval Application” means any application submitted to an appropriate Regulatory Authority seeking any Regulatory Approval.

1.101. “Regulatory Authority” means, with respect to any national, supra-national, regional, state or local regulatory jurisdiction, any agency, department, bureau, commission, council or other governmental entity involved in the granting of a Regulatory Approval for such jurisdiction.

1.102. “Representative” is defined in Section 7.2.1.

1.103. “Research Collaboration and License Agreement” is defined in the introduction to this Agreement.

1.104. “Research Plan” is defined in the introduction of this Agreement.

1.105. “Research Plan Services” is defined in the introduction of this Agreement.

1.106. “Research Program” is defined in the introduction of this Agreement.

1.107. “Research Term” is defined in the introduction of this Agreement.

1.108. “Royalty Term” means, on an Allogene Licensed Product-by-Allogene Licensed Product and country-by-country basis, the period of time from the First Commercial Sale of such Allogene Licensed Product in such country until the later of (i) the expiration of the last Valid Claim that would, but for the license to or ownership by Allogene hereunder, be infringed by the sale of such Allogene Licensed Product in such country; (ii) the loss of regulatory exclusivity for the Allogene Licensed Product in such country or (iii) the tenth (10th) anniversary of the date of the First Commercial Sale of such Allogene Licensed Product in such country, but in no event later than the twentieth (20th) anniversary of the date of the First Commercial Sale in any country.

1.109. “Rules” is defined in Section 11.12.

1.110. “Sales Milestone” is defined in Section 5.1.2.

1.111. “Sales Milestone Payment” is defined in Section 5.1.2.

1.112. “Sales Threshold” is defined in Section 5.1.2.

1.113. “SEC” means the United States Securities and Exchange Commission.

1.114. “Servier” means Les Laboratoires Servier, a corporation organized and existing under the laws of France and having a place of business located at 50 rue Carnot, 92150 Suresnes, France.

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1.115. “Servier Agreement” means that certain Research, Product Development, Option, License and Commercialization Agreement by and between Servier and Cellectis dated February 7, 2014, as amended and terminated; and the License, Development, Option, and Commercialization Agreement by and between Servier and Cellectis dated March 6, 2019.

1.116. “Sublicensee” means any Person to whom Allogene grants or has granted, directly or indirectly, a sublicense of rights licensed by Cellectis to Allogene under this Agreement, in accordance with the provisions of this Agreement.

1.117. “[***] Patent Rights” means the Patent Rights set forth on Schedule 9.23 under the headings: CELLECTIS Patent Portfolio on [***], In-licensed Patent applications from [***], In-Licensed patent applications from [***], In-Licensed Patent applications from [***] and In-Licensed Patent Rights from [***]. The value attributed to the [***] Patent Rights corresponds to [***] of the total value of the Cellectis Technology.

1.118. “Target” means (a) a specific biological molecule that is identified by a GenBank accession number or similar information, or by its amino acid or nucleic acid sequence, and (b) any biological molecule substantially similar in amino acid or nucleic acid sequence that has substantially the same biological function as a molecule disclosed in clause (a), including any naturally occurring mutant or allelic variant of a molecule disclosed in clause (a), including naturally occurring variants, mutants, transcriptional and post-transcriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (c) truncated forms (including fragments thereof) which have a biological function substantially similar to that of any biological molecules disclosed in clause (a) or clause (b).

1.119. “Targeting” means, when used to describe the relationship between a molecule and a Target, that the molecule (a) binds to the Target (or a portion thereof) and (b) is designed or being developed to exert its biological effect in whole or in part through binding to such Target (or such portion thereof).

1.120. “Term” is defined in Section 9.2.

1.121. “Terminated Allogene Licensed Product” is defined in Section 9.6.1(a).

1.122. “Terminated Target” is defined in Section 9.6.1.

1.123. “Territory” means the entire world.

1.124. “Third Party” means any Person other than Allogene, Cellectis or their respective Affiliates.

1.125. “Third Party Claim” is defined in Section 10.4.1.

1.126. “Trademark” means any trademark, trade dress, design, logo, slogan, house mark or name used in connection with the Commercialization of any Allogene Licensed Product by Allogene or its Affiliates or Sublicensees hereunder, including any registration or application for registration of any of the foregoing.

1.127. “Useful” is defined in Section 5.2.2(b).

1.128. “Valid Claim” means, with respect to a particular country, a claim of an issued and unexpired patent right included within the Licensed Intellectual Property or Developed IP that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal, and (ii) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. An Allogene Licensed Product is “Covered” by a Valid Claim if its referenced activity by Allogene or its Sublicensees would, but for the licenses granted by Cellectis under this Agreement, infringe such Valid Claim.

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1.129. Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to sections or exhibits will be construed to refer to sections or exhibits of this Agreement, and references to this Agreement include all exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

2.  EXCLUSIVITY AND DILIGENCE OBLIGATIONS.

2.1. Exclusivity. Subject to Sections 2.2.5, 4.1.2(e) and 4.5, during the Term of this Agreement, for each Allogene Target, neither Cellectis nor any of its Affiliates will (a) grant, or seek to grant, any right under any Cellectis Technology, Cellectis Improvements, Allogene Improvements licensed to Cellectis pursuant to Section 4.2.2 or Developed IP to any Third Party with respect to such Allogene Target or (b) use any Cellectis Technology, Cellectis Improvements, Allogene Improvements licensed to Cellectis pursuant to Section 4.2.2 or Developed IP to Develop (itself or through or with a Third Party) or Commercialize CAR-Ts Targeting such Allogene Target.

2.2. Diligence.

2.2.1. Allogene Development Diligence. Allogene will use Commercially Reasonable Efforts to Develop [***] for [***] during the Term. For avoidance of doubt, any actions taken by Allogene’s Affiliates or Sublicensees under this Agreement will be treated as actions taken by Allogene in regard to satisfaction of the requirements of this Section 2.2.1.

2.2.2. Commercial Diligence. Allogene will use Commercially Reasonable Efforts to Commercialize [***] where Allogene has received Regulatory Approval for [***] in such country. Allogene will have no other diligence obligations with respect to the Commercialization of Allogene Licensed Products under this Agreement. For avoidance of doubt, any actions taken by Allogene’s Affiliates or Sublicensees under this Agreement will be treated as actions taken by Allogene in regard to satisfaction of the requirements of this Section 2.2.2.

2.2.3. Exceptions to Diligence Obligations. Notwithstanding any provision of this Agreement to the contrary, Allogene will be relieved from and will have no obligation to undertake any efforts with respect to any diligence obligation under each of the Allogene Targets pursuant to Section 2.2.1 or Section 2.2.2 (each, an “Allogene Diligence Obligation”) in the event that:

(a) Allogene receives or generates any safety, tolerability or other data reasonably indicating or signaling, as measured by Allogene’s safety and efficacy evaluation criteria and methodology, that such Allogene Licensed Product has or would have an unacceptable risk-benefit profile or is otherwise not reasonably suitable for initiation or continuation of clinical trials in humans;

(b) Allogene receives any notice, information or correspondence from any applicable Regulatory Authority, or any applicable Regulatory Authority takes any action, that reasonably indicates that such Allogene Licensed Product is unlikely to receive Regulatory Approval; or

(c) the Allogene Diligence Obligation breach related to such Allogene Target is caused by the negligence, recklessness or intentional acts of Cellectis.

Confidential

2.2.4. Assertion of Diligence Obligation Claims. If Cellectis is, becomes, or reasonably should be aware of facts that might form a reasonable basis that Allogene has failed to meet its Diligence Obligation then Cellectis will promptly notify Allogene in writing of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon Allogene’s receipt of any notice of a Diligence Issue pursuant to this Section 2.2.4, the Allogene Alliance Manager and Cellectis Alliance Manager will meet to discuss the specific nature of such Diligence Issue and seek to identify an appropriate corrective course of action. If, no later than [***] after receipt of such a notice, (a) the Parties have not reached consensus regarding whether Allogene has failed to satisfy the Allogene Diligence Obligations and (b) the Parties’ respective Alliance Managers have not agreed upon an appropriate corrective course of action for such Diligence Issue, then such Diligence Issue will be escalated and resolved pursuant to the dispute resolution provisions set forth in Section 11.10. If Cellectis fails to notify Allogene of a Diligence Issue pursuant to this Section 2.2.4 within [***] after the date that Cellectis first discovers or reasonably should have discovered such Diligence Issue, then Allogene will be deemed to have satisfied its Diligence Obligations, with respect to such Diligence Issue.

2.2.5. Remedies for Breach of Allogene Diligence Obligations. Subject to Section 2.2.3(c), if Allogene materially breaches any Allogene Diligence Obligation and fails to remedy such breach within ninety (90) days of Allogene’s receipt of notice of such breach from Cellectis, then, with respect [***] Allogene Targets, [***] will cease to be an Allogene Target and will become a Cellectis Program Target and with respect to any Allogene Targets other than [***], the applicable Allogene Target(s) will no longer be subject to the exclusivity provisions set forth in Section 2.1 above.

2.3. Alliance Manager. Each of the Parties will appoint a single individual to serve as that Party’s alliance manager (“Alliance Manager”). The role of each Alliance Manager will be to facilitate the relationship between the Parties as established by this Agreement.

3.  PRODUCT DEVELOPMENT, MANUFACTURING, COMMERCIALIZATION AND REGULATORY MATTERS.

3.1. General. As of and from the Effective Date, Allogene will have sole authority over and control of the Development, Manufacture and Commercialization of Allogene Licensed Products Targeting such Allogene Target.

3.2. Regulatory Approvals. Allogene or its designated Affiliate(s) will file, in its own name, all Regulatory Approval applications for Allogene Licensed Products Targeting such Allogene Target where Allogene, in its sole discretion, determines it is commercially advantageous to do so. Allogene, or its designated Affiliate(s), will have the sole responsibility for, and sole authority with respect to, communications with any Regulatory Authority regarding any Regulatory Approval Application or any Regulatory Approval for an Allogene Licensed Product once granted. Except to the extent necessary to fulfill its obligations under Section 2.2.1, neither Allogene nor any of its Affiliates will have any obligation to seek Regulatory Approval for any Allogene Licensed Product.

3.3. Control of Commercialization Activities.

3.3.1. General. For each Allogene Target, Allogene will have sole and exclusive control over all matters relating to the Commercialization of Allogene Licensed Products Targeting such Allogene Target; and

3.3.2. Trademarks. Allogene will select and own all Trademarks used in connection with the Commercialization of any such Allogene Licensed Products, including all goodwill associated therewith. Neither Cellectis nor its Affiliates will use or seek to register, anywhere in the world, any trademarks which are confusingly similar to any Trademarks used by or on behalf of Allogene, its Affiliates or Sublicensees in connection with any Allogene Licensed Product. Nothing in this Section 3.3.2 will be construed to prevent Cellectis from granting Allogene any license or right in and to any trademark, trade dress, design, logo, slogan, house mark or name Controlled by Cellectis.

3.4. Manufacturing. Allogene will have the exclusive right (subject to Sections 2.2.4 and 4.5) to Manufacture Allogene Licensed Products Targeting such Allogene Target itself or through one or more Affiliates or Third Parties selected by Allogene. Allogene will have no diligence obligations with respect to the Manufacture of Allogene Licensed Products except to the extent necessary to fulfill the Allogene Diligence Obligations. Allogene will be responsible for 100% of the associated costs for the manufacturing of Allogene Licensed Products.

3.5. Allogene Progress Reporting. Commencing on the Effective Date and until delivery of the first royalty report pursuant to Section 5.4.2, Allogene will provide Cellectis with annual written reports on Allogene’s activities to Develop and Commercialize Allogene Licensed Products Targeting such Allogene Target. Any information or written report provided by Allogene to Cellectis pursuant to this Section 3.5 will be deemed to be Allogene’s Confidential Information subject to the provisions of Article 7.

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3.6. Right of First Refusal.

In the event that Cellectis proposes to enter into any Third Party agreement related to the Development or Commercialization of any CAR Targeting a Cellectis Program Target (each a “Cellectis Target Product”) in the Field, Cellectis will first provide Allogene with written notice of such proposal, including all material terms and conditions thereof (each a “Cellectis Target Product Notice”). For [***] following receipt of the Cellectis Target Product Notice, Allogene will have the option to purchase or license from Cellectis the Cellectis Target Product upon the terms and conditions set forth in the Cellectis Target Product Notice. In the event Allogene elects to purchase or license the Cellectis Target Product from Cellectis, Allogene will give written notice of its election to Cellectis within such [***] and the Parties will negotiate a mutually agreeable agreement for the purchase or license of the Cellectis Target Product within [***]; provided that the timeline for completing the agreement is not delayed by the actions or inactions of Cellectis. If Allogene does not elect to purchase or license the Cellectis Target Product, Cellectis may, within [***] following the expiration of the option right granted to Allogene, transfer or license the Cellectis Target Product to the proposed transferee or any other transferee, provided that this transfer will not be on terms and conditions more favorable to the transferee than those contained in the Cellectis Target Product Notice. In the event that Cellectis does not enter into the Third Party agreement to which the Cellectis Target Product Notice relates, this Section 3.6 will continue to apply with respect to the Cellectis Product Target. This Section 3.6 will be applicable to any potential Third Party agreement that Cellectis proposes entering into during the Term related to the Development or Commercialization of any CAR Targeting a Cellectis Program Target in the Field.

3.7. Right of Negotiation. In the event that Cellectis proposes to enter into any Third Party agreement related to the Development or Commercialization of any product Targeting an Other Cellectis Target, Cellectis will provide Allogene with written notice of such intent and will negotiate in good faith with Allogene regarding Allogene’s purchase or license of such product Targeting an Other Cellectis Target.

4.  LICENSES AND RELATED GRANTS OF RIGHTS.

4.1. Grants to Allogene.

4.1.1. Exclusive License. Subject to the terms and conditions of this Agreement, on an Allogene Target-by-Allogene Target basis, Cellectis hereby grants to Allogene and its Affiliates an exclusive (even as to Cellectis) license under the Licensed Cellectis Intellectual Property (excluding [***] Patent Rights), to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Allogene Licensed Products in the Field in the Territory, with the right to sublicense as provided in Section 4.1.4 (the “License”).

4.1.2. [***] Patent Rights.

(a) Subject to the terms and conditions of this Agreement on an Allogene Target-by-Allogene Target basis, Cellectis hereby grants to Allogene and its Affiliates the right to use the [***] engineered by Cellectis to Develop Allogene Licensed Products until the filing of an IND for each Allogene Licensed Product, in the Field.

(b) Subject to the terms and conditions of this Agreement on an Other Product-by-Other Product basis and effective as of October 30, 2015 (or such later date as such Other Product is included hereunder pursuant to the Servier Agreement), Cellectis hereby grants to Allogene and its Affiliates the right to use the [***] engineered by Cellectis pursuant to the Servier Agreement to Develop Other Products, and Cellectis shall further have the obligation to grant the rights set forth in this Section 4.l.2(b) to subcontractors as directed by Allogene pursuant to Section 4.l.5(b) herein, until the filing of an IND for each Other Product, in the Other Field.

(c) Subject to the terms and conditions of this Agreement, on an Allogene Target-by-Allogene Target basis and effective upon the filing of an IND for each individual Allogene Licensed Product developed under Section 4.1.2(a), Cellectis hereby grants to Allogene and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Allogene Licensed Product in the Field in the Territory, with the right to sublicense as provided in Section 4.1.4. Notwithstanding the foregoing, Allogene hereby acknowledges and agrees that Cellectis shall have the right and obligation to grant licenses and rights to a Third Party as set forth in Section 4.1.5(b) and Allogene’s license and other rights under the [***] Patent Rights shall be limited accordingly so long as any such agreement remains in effect with such Third Party. For the sake of clarity, the license granted to Allogene by Cellectis herein does not give Allogene the right [***].

Confidential

(d) Subject to the terms and conditions of this Agreement, on an Other Product-by-Other Product basis and effective upon the filing of an IND for each individual Other Product developed under Section 4.1.2(b), Cellectis hereby grants to Allogene and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Other Product in the Other Field in the Other Territory, and Cellectis shall further have the obligation to grant the licenses and rights set forth in this Section 4.1.2(d) to subcontractors as directed by Allogene pursuant to Section 4.1.5(b) herein. For the sake of clarity, the license granted to Allogene by Cellectis herein does not give Allogene the right [***].

(e) Pursuant to Section 4.1.2(e) of the Research Collaboration and License Agreement, Allogene consented to the license granted by Cellectis to Servier pursuant to the Servier Agreement. Further, the Parties acknowledged and agreed and hereby acknowledge and agree that any rights or licenses that have been granted to Servier at Allogene’s request (including any expansions of such rights or licenses, pursuant to the Research Collaboration and License Agreement, that Allogene directs Cellectis in writing to grant to Servier), or that may hereafter be granted by Cellectis to Servier, a subcontractor as directed by Servier, or a Third Party at the request of Allogene, are rights or licenses that were provided to Allogene pursuant to the Research Collaboration and License Agreement or this Agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Allogene have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Servier, Allogene or any other person or entity in connection with the foregoing. Without limiting the foregoing, the Parties also agreed and acknowledged that all consideration paid or to be paid, whether one-time payments, milestone payments, royalty payments or otherwise, to Cellectis under the Servier Agreement, the Research Collaboration and License Agreement, or this Agreement shall not be reduced or otherwise modified or amended because of the license granted to Servier or other parties as contemplated thereby.

4.1.3. License to Cellectis Improvements. Subject to the terms and conditions of this Agreement, Cellectis hereby grants to Allogene and its Affiliates a non-exclusive, worldwide, sublicensable, royalty-free, perpetual and irrevocable license under any Cellectis Improvements that were solely or jointly invented by the employees, agents or independent contractors of Allogene or its Affiliates to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize any products and processes.

4.1.4. Right to Sublicense. Allogene will have the right to grant sublicenses to its Affiliates and Third Parties of any and all licenses granted to Allogene under this Agreement by Cellectis, provided that (a) Allogene will be jointly and severally responsible with its Sublicensees to Cellectis for failure by its Sublicensees to comply with the terms and conditions of this Agreement; (b) each sublicense will include obligations on the Sublicensee that are consistent with the terms of this Agreement; and (c) Allogene will remain responsible for the payment to Cellectis of all Milestone Payments and royalties payable with respect to the activities and Net Sales of any Sublicensee.

4.1.5. Direct License

(a) Direct license to Affiliates. Allogene may at any time request and authorize Cellectis to grant licenses directly to Affiliates of Allogene by giving written notice designating to which Affiliate a direct license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license agreement with such designated Affiliate of Allogene. All such direct license agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license will be exercised. The Parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license agreements and this Agreement to the terms of this Agreement as set forth on the Effective Date. In countries where the validity of such direct license agreements requires prior governmental approval or registration, such direct license agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Allogene. All costs of making such direct license agreement(s), including Cellectis’ reasonable attorneys’ fees, under this Section 4.1.5 will be borne by Allogene. Cellectis may provide a copy of any such license or similar agreements (and this Agreement) to any direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time.

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(b) Direct License to Third Parties. Allogene may at any time request and authorize Cellectis to grant the rights and licenses set forth in Sections 4.1.2(a), 4.1.2(b), 4.1.2(c) and 4.1.2(d) of this Agreement directly to third parties by giving written notice designating to which Third Party such direct right or license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license or similar agreement with such designated Third Party, which, to the extent involving [***] Patent Rights licensed to Cellectis by Life Technologies Corporation, must include a license in respect of all of the [***] Patent Rights. All such direct license or similar agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license or right will be exercised. Cellectis may provide a copy of any such license or similar agreements to any of its direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time. The parties further agree and acknowledge that no additional consideration would be due to Cellectis from Allogene or such Third Party in respect of the grant of any such license or similar right, and the grant of any such license or similar right shall limit Allogene’s license and other rights accordingly so long as any such agreement remains in effect with such Third Party. The parties acknowledge and agree that any rights or licenses that may hereafter be granted by Cellectis at the request of Allogene as contemplated by the immediately preceding sentence are rights or licenses that were previously provided to Allogene pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated by such agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Allogene have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Allogene or any other person or entity in connection with the foregoing. The parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license or similar agreements and this Agreement to the terms of this Agreement. In countries where the validity of such direct license or similar agreements requires prior governmental approval or registration, such direct license or similar agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Allogene or the Third Party, as applicable.

4.1.6. Right of Reference. Cellectis hereby grants to Allogene a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b), to any data Controlled by Cellectis or its Affiliates (a) that relates to the Licensed Cellectis Intellectual Property, the Agreement CAR-Ts, the Allogene Licensed Products or preclinical studies with respect to the Allogene Licensed Products and (b) that Allogene reasonably believes may be necessary or useful to the Development, Manufacturing or Commercialization of any Agreement CAR-T or any Allogene Licensed Product pursuant to this Agreement, and Cellectis will provide a signed statement to the foregoing effect, if so requested by Allogene in accordance with 21 C.F.R. § 314.50(g)(3).

4.1.7. Technology Transfer Assistance to Allogene. Cellectis will provide reasonable assistance, at no additional cost to Allogene, to affect the timely and orderly transfer to Allogene of the Know-How included in the Licensed Cellectis Intellectual Property necessary for the Development, Manufacturing and Commercialization of Allogene Licensed Products pursuant to the License.

4.2. Grants to Cellectis.

4.2.1. Non-Exclusive License. Subject to the terms and conditions of this Agreement, Allogene hereby grants to Cellectis and its Affiliates a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under the Licensed Allogene Intellectual Property Controlled by Allogene solely to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize Cellectis Products Targeting Cellectis Program Targets. Cellectis will have the right to grant sublicenses of the foregoing license to Third Party collaborators only if Cellectis has entered into a written agreement with such Third Party collaborator (a) obtaining a covenant not to sue or (b) granting Allogene a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under improvements to the Cellectis Technology developed in the framework of the collaboration between Cellectis and such Third Party that are Controlled by such Third Party.

4.2.2. License to Allogene Improvements. Subject to the terms and conditions of this Agreement, Allogene hereby grants to Cellectis and its Affiliates a non-exclusive, worldwide, sublicensable, royalty-free, perpetual and irrevocable license under any Allogene Improvements that were solely or jointly invented by the employees, agents or independent contractors of Cellectis or its Affiliates to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize any products and processes.

4.2.3. Technology Transfer Assistance to Cellectis. Allogene will provide reasonable assistance, at no additional cost to Cellectis, to affect the timely and orderly transfer to Cellectis of the Know-How included in the Allogene Technology, Allogene Improvements, Developed IP solely owned by Allogene, and CAR-T Developed IP (if applicable) necessary for the Development, Manufacturing and Commercialization of Cellectis Products Targeting Cellectis Programs Targets pursuant to the License under Sections 4.2.1 and 4.2.2 above.

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4.3. Reciprocal Non-Exclusive Research License for Disclosed Know-How and Confidential Information. Without limiting any other license granted to either Party under this Agreement and subject to the terms of Article7:

4.3.1. Cellectis hereby grants to Allogene and its Affiliates a non-exclusive, irrevocable, perpetual, non-transferable, royalty-free, fully paid-up, worldwide license to use any and all Cellectis Know-How included in the Licensed Cellectis Intellectual Property and Cellectis Confidential Information disclosed to Allogene (or Pfizer prior to the Assignment) during the term of the Research Collaboration and License Agreement or during the Term of this Agreement solely for internal research purposes.

4.3.2. Allogene hereby grants to Cellectis and its Affiliates a non-exclusive, irrevocable, perpetual, non-transferable, royalty-free, fully paid-up, worldwide license to use any and all Allogene Know-How and Allogene Confidential Information (other than any information regarding the identity of or Allogene’s reasons for selecting any Allogene Target or Additional Allogene Target, which will only be disclosed by Cellectis to its Representatives as necessary to comply with the terms of this Agreement) disclosed to Cellectis during the term of the Research Collaboration and License Agreement or during the Term of this Agreement solely for internal research purposes.

4.3.3. Notwithstanding the foregoing, neither Allogene nor Cellectis will have any right under this Section 4.3 to make or use any physical material supplied by the other Party for use in the Research Program other than for use in the Research Program.

4.4. Retained Rights. For the avoidance of doubt, except as expressly provided in regard to the licenses contained in this Article 4 or in the provisions of Section 6.1.1, each Party will retain ownership of all of its Allogene Technology or Cellectis Technology, as applicable.

4.5. Other Allogene Programs. Cellectis understands and acknowledges that Allogene may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving similar products, programs, technologies or processes that are similar to or that may compete with a product, program, technology or process covered by this Agreement. Cellectis acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that Allogene will not itself Develop, Manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by this Agreement. Notwithstanding the foregoing, if Allogene or its Affiliates, other than pursuant to this Agreement, themselves Develop, Manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize T-cells expressing a chimeric antigen receptor construct other than a CAR-T, with respect to a particular Allogene Target in the Field, then any exclusive licenses granted to Allogene under this Agreement with respect to an Allogene Licensed Product Targeting such Allogene Target will be automatically converted into non-exclusive licenses, and Cellectis’ exclusivity obligation under Section 2.1 will not apply with respect to such Allogene Target.

4.6. No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed, by estoppel, implication or otherwise, to have granted the other Party any license or other right with respect to any intellectual property of such Party.

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5. PAYMENTS TO CELLECTIS.

5.1. Milestones

5.1.1. Development Milestones. Within [***] of receipt of Cellectis’ invoice following the first occurrence of each event described below (each, a “Development Milestone”) for each Allogene Licensed Product for each Allogene Target, Allogene will pay to Cellectis the amount set forth below (each, a “Development Milestone Payment”) to be payable only once with respect to each Allogene Licensed Product Targeting an Allogene Target. For the avoidance of doubt, if any Development Milestone Payment is paid for an Agreement CAR-T or Allogene Licensed Product Targeting an Allogene Target and the Development or Commercialization of such Agreement CAR-T or Allogene Licensed Product is terminated and such Agreement CAR-T or Allogene Licensed Product is replaced with another Agreement CAR-T or Allogene Licensed Product Targeting the same Allogene Target, such Development Milestone Payment will not be owed by Allogene if such Agreement CAR-T or Allogene Licensed Product later achieves the same Development Milestone.

Development Milestone	Development Milestone Payments
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

If any Development Milestone occurs before a previous Development Milestone occurs, then any Development Milestone that has not yet been paid for achievement of any previous Development Milestone shall become due upon the achievement of the subsequent Development Milestone and payable together with the payment due upon achievement of such subsequent Development Milestone. For clarity, the achievement of a Development Milestone related to [***] will not result in the payment of any other Development Milestone related to [***].

5.1.2. Sales Milestones. Allogene will pay to Cellectis the following one-time payments (each, a “Sales Milestone Payment”) within [***] of the last day of the Calendar Year when aggregate Annual Net Sales of an Allogene Licensed Product in a Calendar Year first reach the respective threshold (a “Sales Threshold”) indicated below (each, a “Sales Milestone”); provided that such Sales Threshold with respect to an Allogene Licensed Product must be reached within [***] following the First Commercial Sale of such Allogene Licensed Product in the Territory.

Total Annual Net Sales	Sales Milestone Payments
[***]	[***]
[***]	[***]

5.2. Royalties. With respect to each Allogene Licensed Product and subject to the provisions of Section 5.2.2, Allogene will pay Cellectis royalties in the amount of the applicable rates (“Marginal Royalty Rates”) set forth below of Annual Net Sales of any Allogene Licensed Product Targeting such Allogene Target during the Royalty Term:

Annual Net Sales	Marginal Royalty Rates (% of the Annual Net Sales)
[***]	[***]
[***]	[***]

5.2.1. Marginal Royalty Rate Application. Each Marginal Royalty Rate set forth in the table above will apply only to that portion of the Annual Net Sales of a given Allogene Licensed Product in the Territory during a given Calendar Year that falls within the indicated range.

5.2.2. Royalty Adjustments. The following adjustments will be made, on an Allogene Licensed Product-by-Allogene Licensed Product and country-by-country basis, to the royalties payable pursuant to this Section 5.2:

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(a) Generic Competition. Royalties payable following establishment of Generic Competition with respect to the sale by a Third Party of a product that is a Biosimilar Biologic Product to such Allogene Licensed Product in such country will be payable at [***] of the otherwise applicable rate prior to application of this Section 5.2.2(a). “Generic Competition” means, with respect to a given Calendar Year with respect to an Allogene Licensed Product in any country, that during such Calendar Year, one (1) or more Third Parties have received Regulatory Approval to sell in such country a Biosimilar Biologic Product, such Biosimilar Biologic Product(s) will be commercially available in such country and such Biosimilar Biologic Product(s) will have, in the aggregate. A product will be a “Biosimilar Biologic Product” with respect to an Allogene Licensed Product if such product (1) has been licensed as a biosimilar or interchangeable product by FDA pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation, (2) has been licensed as a similar biological medicinal product by EMA pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (3) has otherwise achieved analogous Regulatory Approval from another applicable Regulatory Authority.

(b) Third Party Patents. If, after June 17, 2014, it was or is Necessary or Useful for Allogene (or Pfizer, to the extent identified by Pfizer prior to the Assignment) to license one or more Patent Rights from one or more Third Parties in order to Develop, Manufacture, Commercialize or use any Allogene Licensed Product, whether directly or through any Allogene Affiliate or Sublicensee, then Allogene may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) (each such Third Party license, or any such Third Party license entered into as of the Effective Date by Allogene or by Pfizer and assigned to Allogene, referred to herein as an “Additional Third Party License”). Any royalty otherwise payable to Cellectis under this Agreement with respect to Net Sales of any Allogene Licensed Product by Allogene, its Affiliates or Sublicensees will be reduced by [***] of the amounts payable to Third Parties pursuant to any Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event will the total royalty payable to Cellectis for any Allogene Licensed Product be less than [***] of the royalty amounts otherwise payable for such Allogene Licensed Product and in no event will the royalty payable to Cellectis for any Allogene Licensed Product be reduced below [***] (in each case, other than in the case of Cellectis’ breach of any representation, warranty or covenant hereunder). For purposes of this Section 5.2.2(b), (i) “Necessary” means that, without a license to use the Third Party’s Patent Right, the Development, Manufacture, Commercialization or use of any Allogene Licensed Product in the form such Allogene Licensed Product exists at the time that the Additional Third Party License is executed would, in Allogene’s opinion, infringe such Third Party’s Patent Right and (ii) “Useful” means that Allogene has determined in its discretion that use of such Third Party’s Patent Right would enhance the commercial potential of such Allogene Licensed Product. For the avoidance of doubt, the Parties agree and acknowledge that this Section 5.2.2(b) will not apply with respect to royalties payable by Allogene to any Third Party under any agreement in existence as of June 17, 2014. Neither Party will intentionally negotiate with a Third Party an exclusive license that excludes sublicense rights to the other Party, in the event such Third Party rights are necessary, as determined by the negotiating Party, to Develop and Commercialize Allogene Licensed Products and Cellectis Products in connection with this Agreement in the Field.

(c) Cellectis Third Party Agreements. Cellectis will be solely responsible for all obligations, including royalty obligations, that are due and owing or may become due and owing with respect to any Cellectis Third Party Agreements that are in effect as of the Effective Date or that Cellectis or any of its Affiliates enters into during the Term of this Agreement.

5.2.3. Fully Paid-Up, Royalty Free License. After expiration of the Royalty Term for any Allogene Licensed Product in a country in the Territory, no further royalties will be payable in respect of sales of such Allogene Licensed Product in such country and thereafter the License with respect to such Allogene Licensed Product in such country will be a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license.

5.3. Diagnostic and Prognostic Products. In no event will any milestone, net sales or royalty payments become due or owing pursuant to Section 5.1 or 5.2 above with respect to any Allogene Licensed Product Developed or Commercialized for diagnostic or prognostic purposes.

5.4. Reports and Payments.

5.4.1. Cumulative Royalties. The obligation to pay royalties under Section 5.2 will be imposed only once with respect to a single unit of an Allogene Licensed Product regardless of how many Valid Claims in Patent Rights included within the Licensed Cellectis Intellectual Property would, but for this Agreement, be infringed by the use or sale of such Allogene Licensed Product in the country in which such Allogene Licensed Product is used or sold.

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5.4.2. Royalty Statements and Payments. Within [***] after the end of each Calendar Quarter, Allogene will deliver to Cellectis a report setting forth for such Calendar Quarter the following information, on an Allogene Licensed Product-by-Allogene Licensed Product basis: (a) the Net Sales of each Allogene Licensed Product, (b) the basis for any adjustments to the royalty payable for the sale of each Allogene Licensed Product and (c) the royalty due hereunder for the sale of each Allogene Licensed Product. No such reports will be due for any Allogene Licensed Product before the First Commercial Sale of such Allogene Licensed Product in the Territory. The total royalty due for the sale of Allogene Licensed Products during such Calendar Quarter will be remitted at the time such report is delivered to Cellectis.

5.4.3. Taxes and Withholding. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which will be added thereon as applicable. Where VAT is properly added to a payment made under this Agreement, the party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable. In addition, in the event any of the payments made by Allogene pursuant to this Agreement become subject to withholding taxes under the Laws of any jurisdiction, Allogene will deduct and withhold the amount of such taxes for the account of Cellectis, to the extent required by Law, such amounts payable to Cellectis will be reduced by the amount of taxes deducted and withheld, and Allogene will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Cellectis an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Cellectis to claim such payment of taxes. Any such withholding taxes required under applicable Law to be paid or withheld will be an expense of, and borne solely by, Cellectis. Allogene will provide Cellectis with reasonable assistance to enable Cellectis to recover such taxes as permitted by Law.

5.4.4. Currency. All amounts payable and calculations hereunder will be in United States dollars. As applicable, Net Sales and any royalty deductions will be converted into United States dollars in accordance with Allogene’s customary and usual conversion procedures, consistently applied.

5.4.5. Method of Payment. Except as permitted pursuant to Section 5.4.4, each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Allogene’s election, to such bank account as the Cellectis will designate in writing to Allogene at least forty-five (45) days before the payment is due.

5.4.6. Additional Provisions Relating to Payments. Cellectis acknowledges and agrees that nothing in this Agreement (including any schedules and exhibits hereto) will be construed as representing an estimate or projection of either (a) the number of Allogene Licensed Products that will or may be successfully Developed or Commercialized or (b) anticipated sales or the actual value of any Allogene Licensed Product. ALLOGENE MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT IT WILL ACHIEVE ANY PARTICULAR SALES LEVEL OF SUCH PRODUCT(S), PROVIDED THAT THE FOREGOING WILL NOT LIMIT ALLOGENE’S OBLIGATIONS UNDER THIS AGREEMENT.

5.5. Maintenance of Records; Audits.

5.5.1. Record Keeping. Allogene will keep, and cause its Affiliates and Sublicensees to keep, accurate books of account and records in connection with the sale of Allogene Licensed Products, in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid hereunder. Allogene will maintain, and cause its Affiliates and Sublicensees to maintain, such records for a period of at least [***] after the end of the Calendar Year in which they were generated.

5.5.2. Audits. Upon thirty (30) days prior written notice from Cellectis, Allogene will permit an independent certified public accounting firm of internationally recognized standing selected by Cellectis and reasonably acceptable to Allogene to examine, at Cellectis’ sole expense, the relevant books and records of Allogene during the period covered by such examination, as may be reasonably necessary to verify the accuracy of the reports submitted by Allogene in accordance with Section 5.4 and the payment of royalties hereunder. An examination by Cellectis under this Section 5.5.2 will occur not more than [***] and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Allogene’s or its Affiliates’ facilities where such books and records are kept and such examination will be conducted during Allogene’s normal business hours. Allogene may require the accounting firm to sign a reasonable and customary non-disclosure agreement before providing the accounting firm access to Allogene’s facilities or records. Upon completion of the audit, the accounting firm will provide both Allogene and Cellectis a written report disclosing whether the reports submitted by Allogene are correct or incorrect, whether the royalties paid are correct or incorrect and, in each case, the specific details concerning any discrepancies. No other information will be provided to Cellectis.

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5.5.3. Underpayments/Overpayments. If such accounting firm concludes that additional royalties were due to Cellectis, Allogene will pay to Cellectis the additional royalties within thirty (30) days of the date Allogene receives such accountant’s written report so concluding. If such underpayment exceeds [***] of the royalties that were to be paid to Cellectis, Allogene also will reimburse Cellectis for all reasonable charges of such accountants for conducting the audit. If such accounting firm concludes that Allogene overpaid royalties to Cellectis, Cellectis will repay such amount to Allogene in full within thirty (30) days of the receipt of such accountant’s report, or, at Allogene’s option, Allogene will be entitled to offset all such overpayments against any outstanding or future amounts payable to Cellectis hereunder until Allogene has received full credit for such overpayments.

5.5.4. Confidentiality. All financial information of Allogene which is subject to review under this Section 5.5 will be deemed to be Allogene’s Confidential Information subject to the provisions of Article 7 hereof, and Cellectis will not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than verifying payments to be made by Allogene to Cellectis hereunder.

5.5.5. Costs. Cellectis shall pay the full cost of the audit unless the discrepancy is to the Cellectis’ detriment and is greater than [***] of all amounts due in such calendar year, in which cases Allogene shall pay the reasonable cost charged by such accountant for such inspection.

5.6. No Guarantee of Success. Allogene and Cellectis acknowledge and agree that payments to Cellectis pursuant to Sections 5.1 and 5.2: (a) have been included in this Agreement on the basis that they are only payable or otherwise relevant if an Allogene Licensed Product is successfully Developed or Commercialized, as applicable; (b) are solely intended to allocate amounts that may be achieved upon successful Development or Commercialization of an Allogene Licensed Product between Allogene (who will receive all Allogene Licensed Product sales revenues) and Cellectis; (c) are not intended to be used and will not be used as a measure of damages if this Agreement is terminated for any reason, including pursuant to Allogene’s right to terminate at for convenience, before any such success is achieved and such amounts become due; and (d) will only be triggered, and will only be relevant as provided, in accordance with the terms and conditions of such provisions. Allogene and Cellectis further acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (i) the successful Development or Commercialization of any Allogene Licensed Product under this Agreement, (ii) the number of Allogene Licensed Products that will or may be successfully Developed or Commercialized under this Agreement, (iii) anticipated sales or the actual value of any Allogene Licensed Products that may be successfully Developed or Commercialized under this Agreement or (iv) the damages, if any, that may be payable if this Agreement is terminated for any reason. Allogene makes no representation, warranty or covenant, either express or implied, that (A) it will successfully Develop, Manufacture, Commercialize or continue to Develop, Manufacture or Commercialize any Allogene Licensed Product in any country, (B) if Commercialized, that any Allogene Licensed Product will achieve any particular sales level, whether in any individual country or cumulatively throughout the Territory or (C) Allogene will devote, or cause to be devoted, any level of diligence or resources to Developing or Commercializing any Allogene Licensed Product in any country, or in the Territory in general, other than is expressly required under Section 2.2.

6.  INTELLECTUAL PROPERTY.

6.1. Inventions.

6.1.1. Ownership. All determinations of inventorship under this Agreement will be made in accordance with the laws of the United States.

(a) Allogene Improvements. Allogene will own all [***].

(b) Cellectis Improvements. Cellectis will own all [***].

(c) Developed IP. [***].

(d) Allogene CAR-T Developed IP. [***].

(e) Cellectis CAR-T Developed IP. [***].

(f) Implementation. Each Party will assign, and does hereby assign, to the other Party such Patent Rights, Know-How or other intellectual property rights as necessary to achieve ownership as provided in this Section 6.1.1. Each assigning Party will execute and deliver all documents and instruments reasonably requested by the other Party to evidence or record such assignment or to file for, perfect or enforce the assigned rights. Each assigning Party will make its relevant employees, agents and independent contractors (and their assignments and signatures on such documents and instruments) reasonably available to the other Party for assistance in accordance with this Section 6.1.1 at no charge.

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6.1.2. Disclosure. Each Party will promptly (and in no event less than [***] before filing any initial Patent Right disclosing such intellectual property) disclose to the other Party any Developed IP, Cellectis Improvement or Allogene Improvement, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Developed IP, Cellectis Improvement or Allogene Improvement, and the proposed inventorship of any new Patent Rights intended to be filed. The other Party will promptly raise any issue regarding inventorship. Any inventorship issue raised more than [***] after notice of the filing of an initial Patent Rights and the content thereof, or the subsequent filing of new patent claims in a Patent Right directed to substantially different inventions, will not affect ownership of the Patent Right as determined in accordance with the initial inventorship determination.

6.2. Patent Rights.

6.2.1. Filing, Prosecution and Maintenance of Patent Rights.

(a) Cooperation. Without limiting any other rights and obligations of the Parties under this Agreement, the Parties will cooperate with respect to the timing, scope and filing of patent applications and patent claims relating to any Cellectis Improvements, Allogene Improvements and Developed IP to preserve and enhance the patent protection for Agreement CAR-Ts, including the manufacture and use thereof. If the ownership rights in any Patent Rights included in Cellectis Improvements or Developed IP are substantially impeding or would substantially impede Allogene’s prosecution of Allogene CAR-T Developed IP, or Cellectis’s prosecution of Cellectis CAR-T Developed IP, the Parties will negotiate in good faith an amendment of the ownership of such Patent Rights included in Cellectis Improvements or Developed IP while preserving for each Party substantially the same rights, including all Milestone Payments and royalty payments, as are afforded in this Agreement.

(b) Allogene Patent Rights. Allogene, at its own expense, will have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Patent Rights that it solely owns, including Allogene Patent Rights and Patent Rights comprised in the Allogene Improvements and Allogene CAR-T Developed IP. Allogene will keep Cellectis informed regarding the status of any Patent Right comprised in any such CAR-T Developed IP at Cellectis’ reasonable request. To the extent Allogene wishes not to file, prosecute or maintain any such Patent Right, Allogene will provide Cellectis with thirty (30) days prior written notice to such effect, in which event Cellectis may elect to continue filing, prosecution or maintenance of such Patent Right, and Allogene, upon Cellectis’ written request received within such thirty (30) day period, will execute such documents and perform such acts, at Cellectis’ expense, as may be reasonably necessary to permit Cellectis to file, prosecute and maintain such Patent Right. Any such Patent Right that is prosecuted or maintained by Cellectis pursuant to this Section 6.2.1(b): (i) will continue to be owned by Allogene, and (ii) subject to the Parties’ other rights and obligations under this Agreement, may be licensed by Allogene to one or more Third Parties.

(c) Cellectis Patent Rights. Cellectis, at its own expense, will have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Patent Rights included in Licensed Intellectual Property that it solely owns or has in-licensed from Third Parties, including Cellectis Patent Rights and Patent Rights comprised in the Cellectis Improvements. Cellectis will not disclose any Allogene Confidential Information in any Patent Rights that it files, or in connection with the prosecution of any such Patent Rights, without Allogene’s prior written consent. Cellectis will notify Allogene promptly upon filing or otherwise obtaining rights in any Patent Right after the Effective Date that covers or may cover the Development, Manufacture, Commercialization or use of any Allogene Licensed Product. In the absence of such prompt notification, any such Patent Rights will be excluded from the Valid Claim definition. Cellectis will keep Allogene informed regarding each Patent Right included in the Licensed Intellectual Property that Cellectis or any Third Party licensor is prosecuting and will consider in good faith any recommendations made by Allogene in regard to the filing, prosecution or maintenance of any such Patent Right. To the extent Cellectis wishes not to file, prosecute or maintain any such Patent Right (other than any such Patent Right owned or co-owned by a Third Party licensor), Cellectis will provide Allogene with thirty (30) days prior written notice to such effect, in which event Allogene may elect to continue filing, prosecution or maintenance of such Patent Right, and Cellectis, upon Allogene’s written request received within such thirty (30) day period, will execute such documents and perform such acts, at Allogene’s expense, as may be reasonably necessary to permit Allogene to file, prosecute and maintain, at its own discretion, such Patent Right. Any such Patent Rights that are prosecuted or maintained by Allogene pursuant to this Section 6.2.1(c) will continue to be owned by Cellectis, and will be excluded from the Valid Claim definition; and, in addition to the exclusive licenses granted to Allogene under Section 4.1, Cellectis will and does hereby grant to Allogene (subject to any existing Third Party rights) a non-exclusive, sublicensable, perpetual, irrevocable, royalty-free, fully paid-up, worldwide license to practice and exploit such Patent Rights for any and all purposes. Cellectis will not decline to pay for or participate in the filing, prosecution or maintenance of any Patent Right under any Cellectis Third Party Agreement that is included in the Licensed Intellectual Property without Allogene’s prior written consent.

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(d) Joint Patent Rights. In the event the Parties conceive or generate any Joint Developed IP, other than any Joint Developed IP that constitutes Allogene CAR-T Developed IP, or Cellectis CAR-T Developed IP, the Parties will promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon. Neither Party will file any Patent Right covering or claiming any such Joint Developed IP (a “Joint Patent Right”) Allogene will have the first right to file on and control prosecution of any Patent Right covering or claiming any Joint Developed IP used in the development, manufacture, composition or use of any CAR-T Targeting such Allogene Target in accordance with Section 6.2.1(b). For avoidance of doubt, “prosecution” as used in this Section 6.2.1 includes oppositions, nullity or revocation actions, post-grant reviews and other patent office proceedings involving the referenced Patent Rights.

(e) Liability. To the extent that a Party is obtaining, prosecuting or maintaining a Patent Right included in the Licensed Intellectual Property or Developed IP (including CAR-T Developed IP) or otherwise exercising its rights under this Section 6.2.1, such Party, and its Affiliates, employees, agents or representatives, will not be liable to the other Party in respect of any act, omission, default or neglect on the part of any such Party, or its Affiliates, employees, agents or representatives, in connection with such activities undertaken in good faith.

(f) Extensions. The decision to file for a patent term extension and particulars thereof (including which patent(s) to extend) will be made with the goal of obtaining the optimal patent term and scope of protection for Allogene Licensed Products. Allogene will have the sole right but not the obligation to apply for and obtain any patent term extension or related extension of rights, including supplementary protection certificates and similar rights, for any patent relating to an Allogene Licensed Product (including the choice of which patent(s) to extend), provided that it will consult with Cellectis before applying for or obtaining any such extensions or rights for any patents included in the Licensed Cellectis Intellectual Property. The Parties will provide reasonable assistance to each other in connection with obtaining any such extensions for any patent included in the Licensed Cellectis Intellectual Property. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

(g) Joint Research Agreement. This Agreement will be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and Developing Agreement CAR-Ts and Allogene Licensed Products.

(h) Recording. If a Party deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate government authorities in one or more jurisdictions in the Territory, then the Parties will agree on a proposed evidence of such recording and the Parties will comply with the terms of Section 7.2.3 in respect of such filing. Each Party will execute and deliver to the other Party any documents necessary or desirable to complete such registration or recordation in accordance with the terms of Section 7.2.3.

6.2.2. Enforcement of Patent Rights.

(a) Notice. If either Allogene or Cellectis becomes aware of any infringement that may affect competition of either Party within the Field, anywhere in the world, of any issued Patent Right within the Licensed Intellectual Property or Developed IP, such Party will promptly notify the other Party in writing to that effect.

(b) Infringement of Certain Patent Rights.

(i) Subject to the terms and conditions of any applicable Cellectis Third Party Agreements, if any infringement of a Patent Right included in the Licensed Intellectual Property by a Third Party arises from the Development, Manufacture or Commercialization of a product that does, or may, compete with an Allogene Licensed Product Targeting such Allogene Target, Allogene will have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of such Patent Right within six (6) months from the date of notice and to join Cellectis as a party plaintiff in each of the following circumstances: (x) where the Allogene Licensed Product with which the Third Party’s infringement will compete has been [***] or is the subject of [***] and no Cellectis Product or CAR-T product of another Cellectis licensee has begun or completed [***], or (y) where such Patent Right is directed exclusively to an Allogene

Target or an Allogene Licensed Product Targeting such Allogene Target or an Allogene Licensed Product Targeting such Allogene Target; in all other circumstances, Allogene may, with prior written consent of Cellectis (not to be unreasonably withheld), have the right to take action against such Third Party infringer.

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(ii) Allogene will bear all the expenses of any suit brought by it claiming infringement of any such Patent Right. Cellectis will cooperate with Allogene in any such suit and will have the right to consult with Allogene and to participate in and be represented by independent counsel in such litigation at its own expense. Allogene will incur no liability to Cellectis as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable, and Allogene will not, without Cellectis’ prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Cellectis or admits the invalidity or unenforceability of any such Patent Right.

(iii) If Allogene has not obtained a discontinuance of infringement by, or filed suit against, any such Third Party infringer within the six (6) month period set forth in subsection (i) above, then Cellectis will have the right, but not the obligation, to bring suit against such Third Party infringer, at Cellectis’ sole expense; provided, however, that Cellectis will only have the foregoing right if Allogene would not be required (by Applicable Law or otherwise) to join such suit as a party and such suit would not involve a Patent Right covering a then-existing Agreement CAR-T or Allogene Licensed Product. Allogene will have no obligation to cooperate with Cellectis in any such litigation, provided that Allogene may, at its sole discretion, elect to consult with Cellectis and to participate in and be represented by independent counsel in such litigation at its own expense. Cellectis will incur no liability to Allogene as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Cellectis Patent Right or Joint Patent Right invalid or unenforceable; and Cellectis will not, without Allogene’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Allogene or admits the invalidity or unenforceability of any such Patent Right.

(iv) The enforcing Party will keep the other Party reasonably informed of all material developments in connection with any such suit. Subject to the terms and conditions of any applicable Cellectis Third Party Agreements, any recoveries obtained by either Party as a result of any proceeding against such a Third Party infringer will be allocated as follows:

(A) Such recovery will first be used to reimburse each Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party; and

(B) With respect to any remaining portion of such recovery, if Allogene was the enforcing Party, Cellectis will receive an amount equal to the royalty that would be payable, pursuant to Section 5.2, on an amount of Net Sales of the relevant Allogene Licensed Product(s) in the country(ies) where such infringement occurred equal to such remaining portion of such recovery, and Allogene will receive any remaining portion of such recovery; or

(C) With respect to any remaining portion of such recovery, if Cellectis was the enforcing Party, Cellectis will receive any remaining portion of such recovery, except to the extent such recovery was calculated based on lost sales of Allogene, in which case the allocation of such remaining portion will be made as provided in Section 6.2.2(b)(iv)(B).

(c) Other Infringement of Joint Patent Rights. With respect to any notice of a Third Party infringer of any Joint Patent Right other than in the case of a Joint Patent Right subject to Section 6.2.2(b), the Parties will meet as soon as reasonably practicable to discuss such infringement and determine an appropriate course of action and the Parties’ respective rights and responsibilities with respect to any enforcement thereof.

6.2.3. Biosimilar Notices.

(a) General Strategy. Upon Allogene’s request any time after completion of the first Phase II Clinical Trial for any Allogene Licensed Product, Cellectis will use reasonable efforts to assist and cooperate with Allogene in establishing a strategy for responding to requests for information from Regulatory Authorities and Third Party requestors and preparing submissions responsive to any Biosimilar Notices received by Allogene; provided that Allogene will make the final decisions with respect to such strategy and any such responses.

(b) Biosimilar Notices. Allogene will comply with the applicable provisions of 42 U.S.C. § 262(l) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products in the United States, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction, in each case, with respect to any Biosimilar Notice received by Allogene from any Third Party regarding any Allogene Licensed Product that is being Commercialized in the applicable jurisdiction, and the exchange of information between any Third Party and Allogene pursuant to such requirements; provided that, prior to any submission of information by Allogene to a Third Party, Cellectis will have the right to review the patent information included in such proposed submission, solely with respect to Patent Rights Controlled by Cellectis, and to make suggestions as to any changes to such patent information that Cellectis reasonably believes to be necessary; provided further that Allogene will determine the final content of any such submission. In the case of an Allogene Licensed Product approved in the United States under the PHS Act (or, in the case of a country in the Territory other than the United States, any similar law), to the extent permitted by Applicable Law, Allogene, as the sponsor of the application for the Allogene Licensed Product, will be the “reference product sponsor” under the PHS Act. Allogene will give written notice to Cellectis of receipt of a Biosimilar Notice received by Allogene with respect to an

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Allogene Licensed Product, and Allogene will consult with Cellectis with respect to the selection of the Patent Rights to be submitted pursuant to 42 U.S.C. § 262(l) (or any similar law in any country of the Territory outside the United States); provided that Allogene will have final say on such selection of Patent Rights. Cellectis agrees to be bound by the confidentiality provisions of 42 U.S.C. § 262(l)(1)(B)(iii). In order to establish standing in connection with any action brought by Allogene under this Section 6.2.3, Cellectis, upon Allogene’s request, will reasonably cooperate with Allogene in any such action, including timely commencing or joining in any action brought by Allogene under this Section 6.2.3 solely to the extent any Patent Rights Controlled by Cellectis are involved in any such action, and the Parties rights and responsibilities regarding any action will be determined in accordance with Section 6.2.2(b).

6.3. Interference, Opposition, Revocation and Declaratory Judgment Actions. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights, it may be desirable in connection with any Agreement CAR-T or Allogene Licensed Product to provoke or institute an interference, opposition, revocation, post-grant review or other patent office proceedings or declaratory judgment action with respect thereto, then the Parties will consult with one another and will [***] in connection with such an action. Unless otherwise mutually determined by the Parties, Allogene will control such action and will select counsel for such action. The rights and obligations of the Parties under Section 6.4 are expressly subject to this Section 6.3.

6.4. Infringement of Third Party Patent Rights. If the Development, Manufacture or Commercialization of any Allogene Licensed Product is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property rights, the Party becoming aware of such allegation will promptly notify the other Party. The Party that is alleged to infringe the Third Party’s patent or intellectual property rights will have the right to take such action as it deems appropriate in response to such allegation, and will be solely responsible for all damages, costs and expenses in connection therewith, subject to Section 10.1.

7.  CONFIDENTIALITY

7.1. Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and [***], each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, provided, however, that a Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information (i) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information of the Disclosing Party.

7.2. Authorized Disclosure.

7.2.1. Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 7.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s, its Affiliates’ and its Sublicensees’ officers, directors, employees, consultants, contractors, licensors and agents (collectively, “Representatives”) who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 7.

7.2.2. Disclosure to Third Parties.

(a) Notwithstanding the foregoing provisions of Section 7.1, the Parties may disclose Confidential Information belonging to the other Party:

(i) to Governmental Authorities (A) to the extent reasonably necessary to obtain or maintain INDs or Regulatory Approvals for any Agreement CAR-T or Allogene Licensed Product Targeting such Allogene Target, or any Cellectis Target or Cellectis Product Targeting such Cellectis Target, within the Territory, and (B) in order to respond to inquiries, requests, investigations, orders or subpoenas relating to this Agreement;

(ii) to outside consultants, contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, in each case to the extent reasonably necessary for the performance of this Agreement and under reasonable obligations of confidentiality;

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(iii) to the extent reasonably necessary, in connection with filing or prosecuting Patent Rights or Trademark rights as permitted by this Agreement;

(iv) to the extent reasonably necessary, in connection with prosecuting or defending litigation as permitted by this Agreement;

(v) subject to Section 7.3.2, in connection with or included in scientific presentations and publications relating to Agreement CAR-Ts or Allogene Licensed Products, including abstracts, posters, journal articles and the like, and posting results of and other information about clinical trials to clincialtrials.gov or PhRMA websites; and

(vi) to the extent necessary in order to enforce its rights under this Agreement and as permitted in the Agreement.

(b) In the event a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Section 7.2.2(a)(i)(B), the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.

7.2.3. SEC Filings and Other Disclosures. Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.2.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 7.2.3, such Party will, at its own expense, seek such confidential treatment of confidential portions of this Agreement and such other terms, as may be reasonably requested by the other Party.

7.3. Public Announcements; Publications.

7.3.1. Announcements. Except as may be expressly permitted under Section 7.2.3, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement will prevent (a) either Party from making any public disclosure relating to this Agreement if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates; (b) Allogene from making any scientific publication or public announcement with respect to any Allogene Licensed Product Targeting such Allogene Target under this Agreement; provided, however, that, except as permitted under Section 7.2, Allogene will not disclose any of Cellectis’ Confidential Information in any such publication or announcement without obtaining Cellectis’ prior written consent to do so and (c) Cellectis from making any scientific publication or public announcement with respect to any Cellectis Licensed Product Targeting such Cellectis Program Target under this Agreement; provided, however, that, except as permitted under Section 7.2, Cellectis will not disclose any of Allogene’s Confidential Information in any such publication or announcement without obtaining Allogene’s prior written consent to do so.

7.3.2. Publications. During the Term, each Party will submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed academic, scientific and medical publication or public presentation which contains the Non-Disclosing Party’s Confidential Information. In addition, each Party will submit to the other Party for its review and approval any proposed publication or public presentation relating to the Research Program. In both instances, such review and approval will be conducted for the purposes of preserving the value of the Licensed Intellectual Property, Cellectis CAR-T Developed IP and Allogene CAR-T Developed IP and the rights granted to each Party hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Non-Disclosing Party no later than thirty (30) days before submission for publication or presentation (the “Review Period”). The Non-Disclosing Party will provide its comments with respect to such publications and presentations within twenty (20) days after its receipt of such written copy, and the other Party will delete any Confidential Information of the Non-Disclosing Party upon request. The Review Period may be extended for an additional sixty (60) days in the event the Non-Disclosing Party can, within fifteen (15) days of receipt of the written copy, demonstrate reasonable need for such extension, including for the preparation and filing of patent applications. Cellectis and Allogene will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 7.3.2.

7.4. Obligations in Connection with Change of Control. If Cellectis is subject to a Change of Control, Cellectis will, and it will cause its Affiliates and Representatives to, ensure that no Confidential Information of Allogene is released to (a) any Affiliate of Cellectis that becomes an Affiliate as a result of the Change of Control or (b) any Representatives of Cellectis (or of the relevant surviving entity of such Change of Control) who become Representatives as a result of the Change of Control, unless such Representatives have signed individual confidentiality agreements which include equivalent obligations to those set out in this Article 7. If any Change of Control of Cellectis occurs, Cellectis will promptly notify Allogene, share with Allogene the policies and procedures it plans to implement in order to protect the confidentiality of Allogene’s Confidential Information prior to such implementation and make any adjustments to such policies and procedures that are reasonably requested by Allogene.

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8.  REPRESENTATIONS AND WARRANTIES.

8.1. Mutual Representations and Warranties. Each of Cellectis and Allogene hereby represents and warrants to the other Party that:

8.1.1. it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

8.1.2. the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

8.1.3. it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

8.1.4. this Agreement has been duly executed and is a legal, valid and Binding Obligation on each Party, enforceable against such Party in accordance with its terms; and

8.1.5. the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

8.2. Representations and Warranties of Cellectis. Cellectis hereby represents and warrants to Allogene that:

8.2.1. it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted or to be granted to Allogene or Allogene’s Affiliates under this Agreement;

8.3. Representations and Warranties of Allogene. Allogene hereby represents and warrants to Cellectis that:

8.3.1. it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted or to be granted to Cellectis or Cellectis’s Affiliates under this Agreement.

8.4. Mutual Covenants. In addition to the covenants made by the Parties elsewhere in this Agreement, each Party hereby covenants to the other that, from the Effective Date until expiration or termination of this Agreement:

8.4.1. it will not (a) take any action that diminishes the rights under the Licensed Cellectis Intellectual Property or Licensed Allogene Intellectual Property or Developed IP granted or assigned under this Agreement or (b) fail to take any action that is reasonably necessary to avoid diminishing the rights under the Licensed Cellectis Intellectual Property, Licensed Allogene Intellectual Property or Developed IP granted or assigned to Allogene or Allogene’s Affiliates under this Agreement;

8.4.2. it will (a) not enter into any Third Party Agreement that adversely affects (i) the rights granted to the other Party hereunder or (ii) its ability to fully perform its obligations hereunder; (b) not amend, terminate or otherwise modify any Third Party Agreement (including for Cellectis, the Servier Agreement) or consent or waive rights with respect thereto in any manner that (i) adversely affects the rights granted to the other Party hereunder or (ii) its ability to fully perform its obligations hereunder; (c) fulfill, and cause its Affiliates to fulfill, all of their respective obligations under all Third Party Agreements (including for Cellectis Servier Agreements) so as not to be in breach of such agreements; (d) inform Allogene of existence of all notices received by Cellectis or its Affiliates relating to any alleged breach or default by Cellectis or its Affiliates under any Third Party Agreement (including Servier Agreement), and all other notices received by Cellectis or its Affiliates in connection with any Cellectis Third Party Agreement that pertain to the rights granted to Allogene or Allogene’s Affiliates hereunder, within [***] after receipt thereof; and (e) in the event that Cellectis does not resolve any such alleged breach or default, notify Allogene within a sufficient period of time before the expiration of the cure period for such breach of default under such Cellectis Third Party Agreement such that Allogene is able to cure or otherwise resolve such alleged breach or default, and if Allogene makes any payments to any Third Party in connection with the cure or other resolution of such alleged breach or default, then Allogene may credit the amount of such payments against any royalties or other amounts payable to Cellectis pursuant to this Agreement.

8.4.3. It will perform and discharge its obligations under this Agreement in conformance with Applicable Laws.

8.4.4. it will not enter into or otherwise allow itself or its Affiliates to be subject to any agreement or arrangement which limits the ownership rights of the other Party or its Affiliates with respect to, or limits the ability of the other Party or its Affiliates to grant a license, sublicense or access, or provide or provide access or other rights in, to or under, any intellectual property right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned to the other Party or its Affiliates pursuant to this Agreement; and

8.4.5. it shall not, and shall not permit any of its subsidiaries and Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Reps”) to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act, as amended (“FCPA”) or any other applicable anti-bribery or anti-corruption law.

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8.4.6. it shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by it, its subsidiaries or Affiliates or any of its or their respective Reps in violation of the FCPA or any other applicable anti-bribery or anti-corruption law.

8.4.7. it shall, and shall cause each of its Affiliates and subsidiaries to, maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

8.5. Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

8.6. Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

9.  GOVERNMENT APPROVALS; TERM AND TERMINATION.

9.1. Government Approvals. Each of Cellectis and Allogene will cooperate with the other Party and use Commercially Reasonable Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

9.2. Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will extend, unless this Agreement is terminated earlier in accordance with this Article 9, on an Allogene Licensed Product-by-Allogene Licensed Product and country-by-country basis, until such time as the Royalty Term with respect to the sale of such Allogene Licensed Product in such country expires.

9.3. Termination by Either Party for Cause. Either Party may terminate this Agreement, in its entirety or, at the terminating Party’s option, on an Allogene Target-by-Allogene Target basis or Cellectis Program Target-by Cellectis Program Target basis, as applicable, at any time during the Term of this Agreement by giving written notice to the other Party if the other Party commits a material breach of its obligations under this Agreement and such breach remains uncured for ninety (90) days, measured from the date written notice of such breach is given to the breaching Party. Notwithstanding the foregoing, a Party will have the right to terminate this Agreement pursuant to this Section 9.3: (a) in part with respect to an individual Allogene Target or Cellectis Program Target, as applicable, only if the other Party’s material breach giving rise to such termination right relates to such Allogene Target or Cellectis Program Target, as applicable, or (b) in its entirety only if such material breach fundamentally frustrates the objectives or transactions contemplated by this Agreement taken as a whole.

9.4. Termination by Allogene for Convenience. Allogene will have the right to terminate this Agreement for any or no reason, either in its entirety or on an Allogene Target-by-Allogene Target basis, by providing sixty (60) days advance written notice of such termination to Cellectis.

9.5. Termination on Insolvency of Cellectis. This Agreement may be terminated upon written notice by Allogene at any time in the event of a Cellectis Insolvency Event.

9.6. Effects of Termination.

9.6.1. Effect of Termination by Allogene for Cause. If Allogene terminates this Agreement with respect to any or all Allogene Targets pursuant to Section 9.3 (each, a “Terminated Target”):

(a) all licenses granted to Allogene with respect to such Terminated Target and any Allogene Licensed Product Targeting such Terminated Target (each, a “Terminated Allogene Licensed Product”), including under Section 4.1, will continue and become irrevocable and perpetual, and Allogene will have no further obligations to Cellectis under this Agreement with respect to any such Terminated Target or Terminated Allogene Licensed Product (including no further obligation to pay Milestone Payments) other than (i) those obligations that expressly survive termination in accordance with Section 9.8 and (ii) an obligation to pay royalties with respect to Net Sales of Terminated Allogene Licensed Products in accordance with the terms and conditions of this Agreement, in an amount equal to [***] of the amount that would otherwise have been payable under this Agreement;

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(b) If Allogene terminates this Agreement in its entirety pursuant to Section 9.3, or if Allogene terminates this Agreement in its entirety pursuant to Section 9.4: (i) all licenses granted by Allogene to Cellectis under Sections 4.2.1 and 4.2.2 will terminate, (ii) Allogene will have no further obligations to Cellectis under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.8, and (iii) any material or Confidential Information provided Allogene to Cellectis in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Allogene;

(c) Allogene will have the right to offset, against any payment owing to Cellectis under subparagraph (b) above, any damages found or agreed by the Parties to be owed by Cellectis to Allogene;

(d) Cellectis will remain entitled to receive payments that accrued before the effective date of such termination;

(e) nothing in this Section 9.6.1 will limit any other remedy Allogene may have for Cellectis’ breach of this Agreement; and

(f) the rights and obligations of the Parties with respect to all Allogene Targets other than any such Terminated Target will remain in full force and effect.

9.6.2. Effect of Termination by Allogene on Insolvency of Cellectis. If Allogene terminates this Agreement pursuant to Section 9.5:

(a) Cellectis will have no further obligation to perform any of its obligations under this Agreement other than those obligations that expressly survive termination of this Agreement in accordance with Sections 9.6.2(b) and 9.8;

(b) all licenses granted to Allogene, including under Section 4.1, will continue and become, subject only to the royalty obligation set forth below in this Section 9.6.2(b), irrevocable and perpetual, and Allogene will have no further obligations to Cellectis under this Agreement (including no further obligation to pay Milestone Payments) other than (i) those obligations that expressly survive termination in accordance with Section 9.8 and (ii) an obligation to pay royalties with respect to Net Sales of Allogene Licensed Products in accordance with the terms and conditions of this Agreement;

(c) Cellectis will remain entitled to receive payments that accrued before the effective date of such termination;

(d) Allogene will have the right to offset, against any payment owing to Cellectis under subparagraph (b) above, any damages found or agreed by the Parties to be owed by Cellectis to Allogene; and

(e) nothing in this Section 9.6.2 will limit any other remedy Allogene may have for Cellectis’ breach of this Agreement.

9.6.3. Effect of Termination by Cellectis for Cause or by Allogene for Convenience.

(a) If Cellectis terminates this Agreement with respect to any Allogene Target pursuant to Section 9.3, or if Allogene terminates this Agreement with respect to any Allogene Target pursuant to Section 9.4, then (i) all licenses granted by Cellectis to Allogene under Sections 4.1.1, 4.1.2 and 4.1.3 with respect to any such Allogene Target will terminate, (ii) any Allogene Licensed Product Targeting such Allogene Target will terminate, and (iii) any material or Confidential Information provided by Cellectis to Allogene in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis.

(b) If Cellectis terminates this Agreement in its entirety pursuant to Section 9.3, or if Allogene terminates this Agreement in its entirety pursuant to Section 9.4: (i) all licenses granted by Cellectis to Allogene under Sections 4.1.1, 4.1.2 and 4.1.3 will terminate, (ii) all rights and licenses granted by Cellectis to Allogene pursuant to Section 4.1.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will continue in full force and effect, to the extent such rights and licenses were not previously or concurrently terminated (including as set forth in Section 9.6.3(a) herein) and will subsequently terminate in accordance with the terms of the Servier Agreement, wherein such rights and licenses were initially granted to Servier, (iii) Cellectis will have no further obligations to Allogene under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.8, (iv) all rights and licenses granted by Allogene to Cellectis pursuant to Section 4.2 will continue, (v) Allogene’s right of first refusal set forth in Section 3.6 will continue to the extent that such Cellectis Product is Covered by Licensed Allogene Intellectual Property and (vi) any material or Confidential Information provided by Cellectis to Allogene in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis. For the avoidance of doubt, all rights and licenses granted by Cellectis to Allogene pursuant to Section 4.1.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will terminate immediately upon the earlier to occur of (i) termination or expiration of the license granted by Cellectis to Servier in respect of the [***] Patent Rights for the Other Products pursuant to the Servier Agreement, or (ii) on an Other Product-by-Other Product basis, termination or expiration of the license granted by Servier to Allogene in respect of an Other Product pursuant to the Exclusive License and Collaboration Agreement dated as of October 30, 2015 by and between Allogene and Servier (as amended from time to time).

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(c) In the event that Cellectis terminates this Agreement for cause pursuant to Section 9.3 or Allogene terminates this Agreement without cause pursuant to Section 9.4 with respect to an Allogene Licensed Product Targeting an Allogene Target, on Cellectis’ written notice to Allogene, which notice may only be delivered within [***] following the effective date of such termination, unless such termination is related to material concerns regarding the safety of the Compound(s) or Product(s), the Parties will negotiate in good faith for a period not to exceed [***] following the effective date of termination regarding:

(i) the grant by Allogene to Cellectis of a royalty-bearing, non-exclusive license under the Applicable Allogene Technology permitting Cellectis to continue to Develop, Commercialize and Manufacture any Product under Development or Commercialization by Allogene under this Agreement at the time of termination, in the form in which such Product then exists (a “Continuation Product”); and

(ii) the related transfer to Cellectis of development data and regulatory filings specifically relating to such Continuation Product or the granting to Cellectis of rights of reference with respect to such data and filings.

(d) Neither Party will be obligated to enter into any transaction described in Section 9.6.3(c) and neither Party will have any liability to the other for failure to do so.

(e) For the avoidance of doubt, if Cellectis terminates this Agreement with respect to any Allogene Target pursuant to Section 9.3, or if Allogene terminates this Agreement with respect to any Allogene Target pursuant to Section 9.4, in each case including all Allogene Targets in the event that this Agreement is terminated in its entirety, any such Allogene Target will no longer be considered to be an Allogene Target for the purpose of this Agreement.

9.6.4. Satisfaction of Obligations During Notice Period. During the period from providing a notice of termination through the termination of the Agreement, the Parties will continue to perform their obligations under this Agreement.

9.6.5. Pending Dispute Resolution. If a Party gives notice of termination under Section 9.3 and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated will be resolved in accordance with Section 11.10 and this Agreement will remain in effect pending the resolution of such dispute. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination will be effective immediately. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination will have occurred and this Agreement will remain in effect.

9.7. Disposition of Inventories of Products. Following termination of this Agreement with respect to one or more Allogene Targets, Allogene, its Affiliates and its Sublicensees will have the right to continue to sell their existing inventories of Allogene Licensed Product(s) Targeting such Allogene Targets that have received Regulatory Approval prior to such termination for a period not to exceed [***] after the effective date of such termination or expiration and Allogene will pay any royalties payable in connection with such sales in accordance with Section 5.2.

9.8. Survival of Certain Obligations. Expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued before such expiration or termination. The following provisions will survive expiration or termination of this Agreement: Sections 1(Definitions); 5.4.2 to 5.4.6 (Reports and Payments); 5.5 (Maintenance and Audit Rights); 7 (Confidentiality); 8 (Representations and Warranties); 9.3 to 9.8 (Effect of Termination); 10 (Limitation on liabilities) and 11 (Miscellaneous). In addition, any Section that is referred to in the above listed Sections shall survive solely for the interpretation or enforcement of the listed Sections.

9.9. Right to Terminate this Agreement by Allogene upon Change of Control of Cellectis. If a Change of Control of Cellectis is consummated during the Term of this Agreement, Allogene will have the right to terminate this Agreement in its entirety, upon written notice to Cellectis within sixty (60) days after consummation of such Change of Control of Cellectis.

9.10. Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Cellectis are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Allogene, as licensee of intellectual property under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that in the event of a rejection of this Agreement by Cellectis in any bankruptcy proceeding by or against Cellectis under the U.S. Bankruptcy Code, (i) Allogene will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Allogene’s possession, will be promptly delivered to it upon Allogene’s written request therefor, and (ii) Cellectis will not interfere with Allogene’s rights to intellectual property and all embodiments of intellectual property, and will assist and not interfere with Allogene in obtaining intellectual property and all embodiments of intellectual property from another entity. The term “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Allogene Licensed Products, filings with Regulatory Authorities and related rights, and Cellectis Technology.

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10.  LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

10.1. No Consequential Damages. Except with respect to liability arising from a breach of Article 7, from any willful misconduct or intentionally wrongful act, or to the extent such Party may be required to provide indemnification under this Article 10, in no event will either Party, its Affiliates, its Sublicensees or any of its, its Affiliates’ or its Sublicensees’ respective Representatives be liable under this Agreement for any special, indirect, incidental, consequential or punitive damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by either Party or any of its respective Affiliates or Representatives. Without limiting the generality of the foregoing, “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of such other Party’s Affiliates, Representatives or stockholders for, any damages based on or measured by loss of projected or speculative future sales of the Allogene Licensed Products, any Milestone Payment due upon any unachieved event under Section 5.1, any unearned royalties under Section 5.2 or any other unearned, speculative or otherwise contingent payments provided for in this Agreement.

10.2. Indemnification by Allogene. Allogene will indemnify, defend and hold harmless Cellectis, its Affiliates, their sublicensees, contractors, subcontractors and distributors and each of its and their respective employees, officers, directors and agents (each, a “Cellectis Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Cellectis Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

10.2.1. [***]

10.2.2. [***]

[***]

10.3. Indemnification by Cellectis. Cellectis will indemnify, defend and hold harmless Allogene, its Affiliates, Sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “Allogene Indemnified Party”) from and against any and all Liabilities that the Allogene Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

10.3.1. [***]

10.3.2. [***]

[***]

10.4. Procedure.

10.4.1. Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

10.4.2. Control. Subject to Allogene’s right to control any actions described in Section 6.2 (even where Cellectis is the Indemnifying Party), the Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (a) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (b) the Third Party Claim seeks solely monetary damages and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (a), (b) and (c) above are collectively referred to as the “Litigation Conditions”). Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party will give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party will continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate,

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and will cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

10.4.3. Settlement. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party will not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party, and the Indemnified Party will use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.

10.5. Insurance. Each Party will obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers (or pursuant to a program of self-insurance reasonably satisfactory to the other Party) to cover its indemnification obligations under Section 10.2 or Section 10.3, as applicable, in each case with limits of not less than [***] per occurrence and in the aggregate.

11.  MISCELLANEOUS.

11.1. Other Cellectis Targets. For sake of clarity, except as set forth in Schedule 1.86 and Section 3.7 (Right of Negotiation), Other Cellectis Targets are outside the scope of this Agreement.

11.2. Assignment. Either Party may not assign this Agreement or any interest hereunder without the prior written consent of the other, which consent will not be unreasonably withheld or delayed., except that this Agreement may be assigned as follows: (a) a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest and (b) a Party may assign its rights and obligations under this Agreement to any of its Affiliates. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 will be void.

11.3. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

11.4. Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to resume performance. For purposes of this Agreement, “force majeure” will include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any Applicable Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, or destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

11.5. Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure, breach, termination, change of address, etc.) will be in writing and will be deemed given upon receipt if delivered personally or by facsimile or email transmission (receipt verified), five days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as will be specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

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All correspondence to Allogene will be addressed as follows:

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, CA 94080

USA

Attention: General Counsel

Email: [***]

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All correspondence to Cellectis will be addressed as follows:

Cellectis

8, rue de la Croix Jarry

75013 Paris

Attn.: Chief Executive Officer

Fax.: +33 1 81 69 16 03

Email: [***]

with a copy to:

Cellectis

8, rue de la Croix Jarry

75013 Paris

Attn.: General Counsel

Fax.: +33 1 81 69 16 03

Email: [***]

11.6. Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.7. Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11.8. Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

11.9. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.10. Dispute Resolution. If any dispute or disagreement arises between Allogene and Cellectis in respect of this Agreement, they will follow the following procedures in an attempt to resolve the dispute or disagreement:

11.10.1. The Party claiming that such a dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the dispute.

11.10.2. Within [***] of receipt of a Notice of Dispute, the Allogene Alliance Manager and the Cellectis Alliance Manager will meet in person or by teleconference and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they will use their reasonable endeavors to resolve the dispute.

11.10.3. If the Alliance Managers are unable to resolve the dispute during the meeting described in Section 11.10.2 or if for any reason such meeting does not take place within the period specified in Section 11.10.2, then the Chief Executive Officer of Allogene and the Chief Executive Officer of Cellectis will meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.

11.10.4. If, within a further period of [***], or if in any event within [***] of initial receipt of the Notice of Dispute, the dispute has not been resolved, or if, for any reason, the meeting described in Section 11.10.3 has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that, subject to Section 11.11 below, either Party may initiate litigation to resolve the dispute.

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11.11. Election of Resolution Process. Notwithstanding any provision of Section 11.10 to the contrary, if (i) either Party raises any allegation or claim of Misuse (each, a “Misuse Allegation”) and (ii) the Parties are unable to resolve such Misuse Allegation pursuant to the dispute escalation process described in Sections 11.10.1 through 11.10.4 (the “Escalation Process”), then, following completion of the Escalation Process, the Parties may mutually agree to have such Misuse Allegation resolved pursuant to the terms of Section 11.12 (Arbitration Process). If the Parties fail to agree on use of arbitration pursuant to Section 11.12 in a timely manner (not to exceed [***]), then the Parties will be deemed to have elected to have such Misuse Allegation resolved through litigation.

11.12. Arbitration Process. If the Parties mutually elect to resolve any Misuse Allegation pursuant to this Section 11.12, then such Misuse Allegation will be referred to and finally resolved by binding arbitration in accordance with the Commercial Rules and Procedures (the “Rules”) of the International Chamber of Commerce (the “ICC”), by an arbitral tribunal composed of three arbitrators, all of whom will have relevant experience in pharmaceutical industry, appointed by agreement of the Parties in accordance with the Rules. If, at the time of the arbitration, the Parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator will (1) have relevant experience in pharmaceutical industry and (2) be appointed by agreement of the Parties, or, failing such agreement, by ICC in accordance with the Rules. The foregoing arbitration proceedings may be commenced by either Party by written notice to the other Party. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in London, England, provided that proceedings may be conducted by telephone conference call with the consent of both Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language.

11.12.1. Limited Discovery. Documentary discovery may be conducted at the discretion of the arbitrator(s), provided that any such discovery will (a) be limited to documents directly relating to the Misuse Allegation, (b) be conducted pursuant to document discovery procedures as set forth under the laws of the State of New York, U.S.A., (c) be conducted subject to the schedule stipulated by the Parties, or in the absence of stipulation, the schedule ordered by the arbitrator(s), and (d) not require either Party, its Affiliates or their respective employees, officers, directors or agents to be subject to deposition. Notwithstanding any provision of this Section 11.12.1 to the contrary, all discovery must be completed within sixty (60) days of the notice of commencement of arbitration proceedings.

11.12.2. Awards and Fees. The arbitrator(s) may only consider awards of direct monetary damages and will not under any circumstances have the authority to grant (a) injunctive relief, (b) equitable relief, (c) orders for specific performance, (d) punitive damages or (e) consequential damages as described in Section 10.1. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses.

11.12.3. Rulings. All arbitration proceedings must be completed within 180 days of the notice of commencement of arbitration proceedings. The Parties hereby agree that, subject to the provisions of this Section 11.12.3, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. Rulings will be issued by written order summarizing the arbitration proceedings no more than 30 days after the final submissions of the Parties. All rulings by the arbitrator(s) will be final and non-appealable to any court except in circumstances where such rulings do not comply with the terms of Section 11.12.

11.12.4. Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 11.12 may be enforced, to the extent that such ruling complies with the provisions of Section 11.12, in any court having jurisdiction over any of the Parties or any of their respective assets.

11.12.5. Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 11.12 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in Article 7. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration and their respective statements and all information exchanged in connection with the arbitration is Confidential Information under this Agreement and subject to the provisions of Article 7.

11.12.6. Unauthorized Disclosure of Confidential Information to Third Parties. Notwithstanding any provision of this Agreement to the contrary (i) the provisions of this Section 11.12 will not apply to Allogene’s disclosure of Cellectis Confidential Information to any Third Party in violation of Article 7 and (ii) Cellectis reserves its rights under Section 11.10 to immediately initiate litigation seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under Article 7 with respect to any such unauthorized disclosure.

11.13. Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

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11.14. Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts of England and Wales for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.

11.15. Entire Agreement. This Agreement, including its Exhibits and Schedules, and the letter regarding termination of the Research Collaboration and License Agreement, dated 7, 2019, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.

11.16. Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.17. Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party.

11.18. No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, Allogene may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Allogene will remain liable hereunder for the performance by any such Affiliates of any such obligations.

[The remainder of this page has been intentionally left blank. The signature page follows.]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

ALLOGENE THERAPEUTICS, INC.		CELLECTIS SA

By:	/s/ David Chang, M.D., Ph.D.	By:	/s/ André Choulika
Name:	David Chang, M.D., Ph.D.	Name:	André Choulika
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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Schedule 1.13

Allogene Targets

[***]

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Schedule 1.32

Cellectis Patent Rights

[***]

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Schedule 1.34

Cellectis Performance Targets

[***]

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Schedule 1.86

Other Cellectis Targets

[***]

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Schedule 9.23

[***] Patent Rights

[***]